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                                                                      EXHIBIT 99



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[GRAPHIC OMITTED]                                                                 September 28, 1998
FOR IMMEDIATE RELEASE

CONTACT:          THE SPORTS AUTHORITY, INC.
                  Anthony F. Crudele                Alexander L. Stanton
                  Chief Financial Officer           Vice President of Strategic Planning & Treasurer
                  (954) 730-4260                    (954) 677-6003
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THE SPORTS AUTHORITY ANNOUNCES RESIGNATION OF PRESIDENT & CHIEF OPERATING
OFFICER
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Fort Lauderdale, Florida, September 28, 1998-- The Sports Authority, Inc.
(NYSE:TSA), the world's largest full-line sporting goods retailer, today announced that the Company and Richard J. Lynch, Jr. have mutually agreed that
Mr. Lynch will no longer be employed as the Company's President & Chief
Operating Officer. Additionally, Mr, Lynch has resigned from the Company's Board of Directors. Martin Hanaka, Chief Executive Officer, will be handling Mr.
Lynch's duties until a replacement is named.

Mr. Hanaka stated, "Mr. Lynch provided substantial value to the Company and its shareholders through 10 years of outstanding service. He was instrumental in directing the extraordinary growth of the Company during his tenure and in the success of the Company's initial public offering in 1994. We appreciate his contributions to the Company and wish him the best in his future endeavors."

The Sports Authority operates 214 full line sporting goods superstores; 198 stores in 32 states across the United States, six in Canada, and ten in Japan under its joint venture agreement with JUSCO Co., Ltd.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements which reflect management's current views of future events and financial performance. These forward-looking statements are based on many assumptions and factors which involve risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are disclosed in the Company's Form 10-K for 1997.

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        3383 North State Road 7 \bullet\ Fort Lauderdale, Florida 33319
                         \bullet\ 954 \bullet\ 735-1701